Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4, filed with the Securities and Exchange Commission, of our report dated April 7, 2011 on the consolidated financial statements of Anderen Financial, Inc. and Subsidiaries, which report appears in that Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida
December 29, 2011